UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2005

TERCICA, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-50461	26-0042539
(Commission File Number)	(IRS Employer Identification No.)

2000 Sierra Point Parkway, Suite 400

Brisbane, CA 94005

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 624-4900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 16, 2005, Andrew Grethlein, Ph.D. was promoted to Senior Vice President of Pharmaceutical Operations of Tercica, Inc. (the “Company”). In connection with this promotion, the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) increased Dr. Grethlein’s annual base salary to $250,000, effective as of August 16, 2005.

On August 16, 2005, the Compensation Committee awarded a cash bonus of $25,000 to Stephen N. Rosenfield, the Company’s Senior Vice President of Legal Affairs, General Counsel and Secretary.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The following information restates and supplements the disclosures provided under Item 5.02 of the Company’s Current Report on Form 8-K (File No. 000-50461), filed with the SEC on June 3, 2005:

On June 1, 2005, the Company’s Board of Directors elected Ms. Susan Wong as a Section 16 officer and as acting Chief Financial Officer.

Prior to Ms. Wong’s appointment as acting Chief Financial Officer, the Company entered into an employment letter agreement (the “Agreement”) with Ms. Wong. The Agreement, dated January 9, 2004, provides for an annual base salary of $192,500 and the grant of a stock option to purchase 75,000 shares of the Company’s common stock. The option vested as to 25% of the shares subject to the option upon the one-year anniversary of her start date with the remaining shares vesting in equal monthly installments over the next three years. In the event Ms. Wong is terminated without cause or terminates her own employment for good reason within 12 months following a change of control, she will be entitled to severance pay equal to six months salary and the vesting of these, and any additional, stock options will be accelerated such that 50% of the unvested shares subject to these, and any additional, stock options will immediately vest as of the date of her termination. In the event that Ms. Wong is terminated without cause at any time not within 12 months of a change of control, she will be entitled to severance pay equal to three months salary. The foregoing description of the Agreement is a summary of the material terms of the Agreement and does not purport to be complete, and is qualified in its entirety by reference to the Agreement which was filed as Exhibit 10.9J to the Company’s Registration Statement on Form S-1 (File No. 333-108729), and amendments thereto, declared effective on March 16, 2004.

On March 17, 2005, Ms. Wong was granted a stock option to purchase 50,000 shares of the Company’s common stock at an exercise price of $8.29 per share. The option vests as to 25% of the shares subject to the option on March 17, 2006 with the remaining shares vesting in equal monthly installments over the next three years.

On June 1, 2005, Ms. Wong was granted a stock option to purchase 50,000 shares of the Company’s common stock at an exercise price of $8.25 per share. The option vests as to 25% of the shares subject to the option on June 1, 2006 with the remaining shares vesting in equal monthly installments over the next three years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERCICA, INC.

Dated: August 22, 2005	By:	/S/ STEPHEN N. ROSENFIELD
Stephen N. Rosenfield
Senior Vice President of Legal Affairs